UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 29, 2010
Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 29, 2010, Socket Mobile, Inc. (the "Company") informed Silicon Valley Bank (the "Lender"), that in the process of completing the closing of its financial records for the month of December 2009, the Company had determined that as of the end of December 2009 it was out of compliance with the minimum revenue covenant for the fiscal quarter ended December 31, 2009 under the Second Amended and Restated Loan and Security Agreement, dated as of December 24, 2008, between the Company and the Lender, as amended, and the Second Amended and Restated Export-Import Bank Loan and Security Agreement, dated as of December 24, 2008, between the Company and the Lender, as amended (together the "Loan Agreements").

Each of the Loan Agreements contains a covenant that the Company must achieve minimum revenues of $4,068,000 during the fiscal quarter ended June 30, 2009, $4,500,000 during the fiscal quarter ending September 30, 2009, and $5,355,000 during the fiscal quarter ending December 31, 2009. The Company complied with the covenant for the quarters ended June 30, 2009 and September 30, 2009, however the Company failed to achieve the required minimum revenues for the quarter ended December 31, 2009. The Company expects to announce further details of the financial results of its operations in the fourth quarter of 2009 on or about February 18, 2010.

Our failure to meet the minimum revenue covenant during the fiscal quarter ended December 31, 2009 constitutes an event of default under each of the Loan Agreements. As a result of an event of default, the Lender may, among its remedies, declare all obligations under the Loan Agreements immediately due and payable.

We have been advised orally by the Lender that it will forebear any actions relating to the event of default through March 24, 2010, the expiration date of the current Loan Agreements, and that the line will continue to be available under the current Loan Agreements. In addition, as part of our annual Loan Agreement renewal process, we anticipate that we and the Lender will further amend the Loan Agreements prior to the end of February to extend the term of the Loan Agreements into 2011 and to revise loan covenants to align them with our 2010 financial plan; however, there can be no assurance that any such agreement on an extension or other amendment can be reached, or that Lender will agree to continue its forbearance of actions relating to the Company's event of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: February 4, 2010	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer